AEHI Signs $150 Million Funding Commitment with Institutional Investor Roswell Capital Partners to Fund Nuclear Power Plant Site

AEHI withdraws previous agreement with Source Capital Group

BOISE, Idaho, November 1, 2010 - Alternate Energy Holdings, Inc. (OTCQB: AEHI, www.aehipower.com/), announced today the signing of a $150M Equity Funding Facility with Alpharetta, Georgia based Roswell Capital Partners, which is designed to fund the initial phase of a nuclear power plant project in Payette County, Idaho. The funding proceeds will be applied towards the land, water rights and the Nuclear Regulatory Commission application.

Roswell has committed to purchase through one of its affiliates, subject to certain conditions and limitations set forth in the closing documents, including but not limited to the requirement for an effective registration statement and limitations based upon the trading volume of AEHI’s common stock for cash consideration, up to an aggregate of $150 million.

The Equity Funding Facility is a cost effective and flexible financing instrument that places AEHI in control of how and when it raises equity.

AEHI will control the timing and amount of any future sales of shares to RCP and is under no obligation to sell any additional shares to RCP.

Paul Gorski, Senior Investment Officer at Roswell added, "We are very excited to be working with AEHI and look forward to providing them with the necessary capital and support to achieve their potential in the coming years."

“Roswell Capital Partners have been excellent to work with as we share many of the same goals when it comes to nuclear power. This agreement gives us the ability to move forward on the initial phase of building of a nuclear power plant, which is something we both want to see happen,” said Don Gillispie, AEHI CEO.

Rezoning for the site in Payette County, Idaho, is expected to be completed as soon as the end of the year, or early 2011. County Commissioners unanimously approved the first stage of the rezoning process.

The last phase of the rezone is slated to begin December 2nd, 2010.

A more detailed description of the agreement with Roswell Capital Partners will be set forth in the AEHI’s report on Form 8-K to be filed with the SEC.

About Roswell Capital Partners — Roswell Capital Partners, LLC, is a fund management company focused on private equity investments in small-cap publicly traded securities. Since 1994, its members have served in the Private Equity Markets as the Principal or Investment Banker for over 125 public companies.

About Alternate Energy Holdings, Inc. (http://www.aehipower.com/) — AEHI develops and markets innovative clean energy sources. The company is the nation's only independent nuclear power plant developer seeking to build new power plants in multiple non-nuclear states. Other projects include Energy Neutral(TM), which removes energy demands from homes and businesses (http://www.EnergyNeutralinc.com/) Colorado Energy Park (nuclear and solar generation), and Green World Water(TM), which assists developing countries with nuclear reactors for power generation (http://www.GreenWorld-H2O.com/), production of potable water and other suitable applications. AEHI China, headquartered in Beijing, develops joint ventures to produce nuclear plant components and consults on nuclear power.

Safe Harbor Statement: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "project," "target," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events, including our ability to list on a national securities exchange. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current view concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: our significant operating losses; our limited operating history; uncertainty of capital resources; the speculative nature of our business; our ability to successfully implement new strategies; present and possible future governmental regulations; operating hazards; competition; the loss of key personnel; any of the factors in the "Risk Factors" section of our Annual Report on Form 10-K for the most recently completed fiscal year; and any statements of assumptions underlying any of the foregoing. You should also carefully review the reports that we file with the SEC. We assume no obligation, and do not intend, to update these forward-looking statements, except as required by law.

Investor Relations Firm:
David K. Waldman / John J. Quirk
Crescendo Communications, LLC
Tel: (212) 671-1020
Email: aehi@crescendo-ir.com

Media:
Dan Hamilton
Alternate Energy Holdings, Inc.
Tel: (208) 914-8894